Exhibit 10.1

AMENDMENT TO

SEPARATION BENEFITS PLAN AND EMPLOYMENT AGREEMENT

This Amendment to Separation Benefits Plan and Employment Agreement (this “Amendment”) is dated December 17, 2015 (the “Execution Date”), and is by and between Waste Connections, Inc., a Delaware corporation (the “Company”), and Ronald J. Mittelstaedt (“Executive”). The Company and Executive are referred to together herein as the “Parties.” All capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Employment Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Parties entered into that certain Separation Benefits Plan and Employment Agreement, effective as of February 13, 2012 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement by this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Payments on Change in Control. Section 10(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Payments on Change in Control. Notwithstanding any agreement evidencing an equity award held by Executive entered into prior to, on or after the Effective Date to the contrary, no equity award held by Executive shall be subject to accelerated vesting based solely upon the occurrence of a Change in Control (as defined below) unless the Compensation Committee of the Company, prior to the Change in Control, reasonably determines in good faith that Executive’s equity awards will not be honored or assumed, or new rights that substantially preserve the terms of Executive’s equity awards will not be substituted therefor, by Executive’s employer (or the parent of such employer) immediately following the Change in Control (a “Change in Control Cancellation”). For the avoidance of doubt, in the event of a Change in Control Cancellation, (1) the vesting and, if applicable, exercisability of each of Executive’s equity awards subject to time-based vesting shall fully accelerate as of immediately prior to the Change in Control and (2) the vesting and, if applicable, exercisability of each of Executive’s equity awards subject to performance-based vesting (“Performance Awards”) shall be determined in accordance with the agreement evidencing such Performance Award or, in the absence of any provision in the agreement evidencing such Performance Award pertaining to the Change in Control, shall be accelerated in respect to one hundred percent (100%) of the shares subject thereto with any performance goal(s) being deemed to have been achieved at one hundred percent (100%) of target. For further avoidance of doubt, in the absence of a Change in Control Cancellation, if the terms of a Performance Award provide for accelerated vesting upon a termination of employment following a Change in Control, such terms shall continue to control and, in the absence of any such terms, such Performance Award shall be subject to accelerated vesting as provided in Sections 7 and 8 hereof. Furthermore, in the absence of a Change in Control Cancellation, if any equity award held by Executive as of immediately prior to a Change in Control is a Performance Award and the agreement evidencing such Performance Award does not provide for the determination of performance in connection with the Change in Control (or provides for accelerated vesting based solely upon the occurrence of a Change in Control), then the applicable performance goals in respect of such equity award shall be deemed to have been achieved at one hundred percent (100%) of target and any such equity award shall vest and, if applicable, become exercisable on such date(s) the equity award would have vested if the performance goal were achieved absent the Change in Control. Any Performance Award for which the performance goal is achieved or deemed achieved in connection with a Change in Control shall constitute a ‘time-based equity award’ under Sections 7 and 8 hereof. For the avoidance of doubt and without limiting the preceding sentence, Executive shall be eligible for such payments and benefits as provided under, and in accordance with the terms and conditions of, Sections 7 and 8 hereof in the event Executive’s employment terminates in connection with or following a Change in Control.”

2. No Other Changes. Except as provided in this Amendment, the Employment Agreement shall remain in full force and effect and remain unchanged.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of each such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

4. Governing Law. The Agreement and this Amendment are together intended to be a Top Hat Plan and shall be interpreted, administered and enforced in accordance with ERISA. It is expressly intended that ERISA preempt the application of state laws to the Agreement and this Amendment to the maximum extent permitted by Section 514 of ERISA. To the extent that state law is applicable, the statutes and common law of the jurisdiction in which the Executive resides shall apply, excluding any that mandate the use of another jurisdiction’s laws. The parties irrevocably and unconditionally submit to the jurisdiction and venue of any court, federal or state, situated within Montgomery County, Texas, for the purpose of any suit, action or other proceeding arising out of, or relating to or in connection with, the Agreement and this Amendment.

5. Acknowledgement. Executive acknowledges that by entering into this Amendment, Executive is waiving any right Executive may have under the terms of any existing or future equity award to receive vesting acceleration based solely upon the occurrence of a Change in Control, provided, that such waiver shall not apply in the event of a Change in Control Cancellation. For the avoidance of doubt, Executive is only waiving accelerated vesting as provided in the Amendment and Executive’s equity awards shall remain subject to accelerated vesting upon certain terminations of Executive’s employment as provided in the Employment Agreement (as well as in connection with any Change in Control Cancellation).

6. Miscellaneous. This Amendment and the Employment Agreement sets forth the entire agreement between the Company and Executive concerning the subject matter herein, and fully supersedes any and all prior oral or written agreements, promises or understandings between the Company and Executive concerning the subject matter herein including, without limitation, any acceleration provisions set forth in any agreement evidencing an equity award held by Executive. Further, Executive represents and acknowledges that in executing this Amendment, Executive does not rely, and has not relied, on any prior oral or written communications by the Company, and Executive expressly disclaims any reliance on any prior oral or written communications, agreements, promises, inducements, understandings, statements or representations in entering into this Amendment. Therefore, Executive understands that he is precluded from bringing any fraud or fraudulent inducement claim against the Company associated with any such communications, agreements, promises, inducements, understandings, statements or representations. The Company and Executive are entering into this Amendment based on their own judgment.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Executive has executed this Amendment as of the Execution Date.

WasTE CONNECTIONS, INC.		EXECUTIVE

By:	/s/ Steven F. Bouck	/s/ Ronald J. Mittelstaedt
Ronald J. Mittelstaedt
Its:	President

Date:	December 17, 2015	Date:	December 17, 2015